Exhibit 10.28
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
MASTER SERVICE AGREEMENT
     This Master Service Agreement (this “Agreement”) is effective March 23, 2010, (the “Effective Date”), between Ventana Medical Systems, Inc., 1910 E. Innovation Park Drive, Tucson, AZ 85755 United States (“Ventana”), and Clovis Oncology, Inc., 2525 28th Street, Suite 180, Boulder, CO 80301 (“Clovis”).
     WHEREAS, Clovis researches, develops, manufactures, markets and sells pharmaceutical products;
     WHEREAS, Ventana is engaged in business supplying services in relation to the pharmaceutical industry and related industries including providing laboratory services; and
     WHEREAS, Clovis wishes to engage the Ventana in relation to one or more projects to provide services in relation to laboratory services, development, validation, clinical studies or related projects and Ventana agrees to accept the engagement on the following terms and conditions.
     Now, Therefore, the Parties agree as follows:
1. Definitions and Interpretations
     In this Agreement the following expressions shall have the following meanings:
     1.1 “Confidential Information” shall mean any confidential or proprietary information of a Party, Data (as defined in Section 7.2) and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.
     1.2 “Party” shall mean Clovis or Ventana as the context requires, and “Parties” shall mean both Clovis and Ventana;
     1.3 “Project” shall mean the project or projects to be undertaken under this Agreement as described in each Schedule (as amended from time to time and by written agreement of the Parties):
     14 “Services” means the work to be performed and services to be provided by Ventana in relation to each Project pursuant to this Agreement as set out in the relevant Schedule, as amended from time to time, and such other services in relation to each Project as may from time to time be agreed upon by the Parties in writing.
2. Services
     This Agreement governs the Services for all Projects and Services at the times and locations specified in the Schedule in relation to each Project. All such Services and Projects will be subject to all of the terms and conditions contained in this Agreement unless otherwise mutually agreed in writing between the Parties. Ventana shall provide the Services in accordance with the relevant Schedule and to the best of its ability and with the standards of care and skill to be reasonably expected in the field of providing services in the nature of the Services.
3. Additional Services
     3.1 The specific details of Services to be provided by Ventana within each Project under this Agreement will be separately negotiated and specified in writing in a Schedule to be agreed upon and executed by the Parties. Each Schedule will describe the scope of work and Project time line and compensation terms. Once executed by both Parties, Schedules become part of this Agreement and are incorporated in this Agreement in their entirety. Each time that the
Clovis MSA 3-17-10

Parties agree that a new project should be added to and come within the scope of this Agreement, the Parties shall prepare a Schedule for such project.
     3.2 Each time that the Parties agree that additional services should be added to and come within the scope of a Project under this Agreement, or that the Services should be amended, the Parties shall prepare a revised version of the Schedule relevant to such Project. The revised Schedule shall have added to it a description of such new or amended Services, provisions regarding the financial consideration in relation to such new or amended Services and other necessary details regarding the provision of such new or amended Services.
     3.3 Terms or conditions on a Schedule that differ from those in this Agreement take precedence over the terms and conditions in the Agreement only with respect to Services under that particular Schedule, and only where the Schedule explicitly identifies those terms and conditions in the Agreement that are intended to be superseded or modified.
4. Payment
     4.1 Fees and Invoices. In consideration for the Services to be performed by Ventana, Clovis shall pay Ventana in accordance with the Fee/Payment provisions set forth in the applicable Schedule. Following the end of each calendar month Ventana shall submit to Clovis an invoice for the fees payable in respect of that month. Clovis shall pay such invoices within thirty (30) days.
     4.2 Reimbursable Expenses. In addition to the fees payable under Section 4.1, Clovis will reimburse all reasonable out of pocket travel expenses validly incurred by Ventana in performing the Services as is authorized in the relevant Schedule. Such expenses include but are not limited to those specified in the relevant Schedule, but which are incidental to the required travel, such as transportation, lodging and meals.
5. Material Transfer
     5.1 The Material. “Material” shall mean the biological samples, compounds, reagents, supplies, products and other goods that Clovis delivers, or causes to be delivered, to Ventana pursuant to this Agreement. If after Clovis provides the Material, the Parties together determine that they do not conform to their descriptions or otherwise are not suitable for the work under the Schedule, then Clovis will (i) provide new or replacement Material or, if that is not possible, propose an alternative and pay any additional costs for Ventana to procure the alternative, and (ii) subject to written agreement between the Parties, adjust the Schedule, fees and/or costs as necessary to account for any delay caused by non-conforming Material. If the Parties are unable to reach an agreement as to the suitability of the Material or suitable alternative, or if a suitable alternative is not available upon terms agreeable to the Parties, then in that event, the applicable Schedule shall automatically terminate and Clovis shall pay Ventana any costs and/or fees for Services completed by Ventana at the time of termination for which payment remains outstanding.
     5.2 Ventana shall handle the Material in accordance with any applicable documentation, reasonable handling procedures for similar materials, and Clovis’s instructions. Ventana may use the Material only for the Services for which the Material is provided and only in accordance with the applicable Schedule. Ventana will use the Material solely for the Services described in the applicable Schedule and for no other purpose. None of the Material will be transferred or sold to third parties. Ventana will not use the Material for testing in or treatment of human subjects. Subject to Section 8.4, any Material remaining upon completion of the Services or upon expiration or termination of this Agreement will be returned to Clovis or destroyed, at Clovis’s option.
Clovis MSA 3-17-10

6. Confidentiality
     6.1 Both Parties hereby agree:
     6.1.1 not to use any Confidential Information of the other Party except for the purpose of conducting the applicable Project and Services hereunder, or as otherwise expressly authorized in writing by the other Party, and
     6.1.2 not to disclose or transfer any Confidential Information of the other Party, or any materials which contain such Confidential Information, to any third party or entity without the express prior written permission of disclosing Party, other than to receiving Party’s employees or agents who require such Confidential Information for the purpose hereof and who are bound by like written obligations of confidentiality and non-use with respect to such Confidential Information.
6.2 The obligations set forth in Section 6.1 will not apply to any information that:
     6.2.1 the receiving Party can demonstrate can demonstrate was possessed prior to disclosure or development under this Agreement or can demonstrate was developed independently from disclosure or development under this Agreement;
     6.2.2 is publicly available at the time of receipt by the receiving Party or later becomes publicly available other than by breach of this Agreement by receiving Party; or
     6.2.3 which becomes available to a Party from a third party which is not legally prohibited from disclosing such information; or
     6.3 Either Party may disclose Confidential Information of the other Party to the extent required to be disclosed by applicable judicial or governmental order, provided that the receiving Party takes all reasonable steps to give the disclosing Party sufficient prior notice in order to contest such order and, in the event the receiving Party is ultimately required to disclose such Confidential Information, that the receiving Party discloses only such portion of such Confidential Information as required to be disclosed and seeks a protective order to protect the confidentiality of such Confidential Information.
     6.4 Each Party shall return Project-related Confidential Information of the other Party or upon request destroy all such Confidential Information, at the completion or early termination of a Project. A Party may retain one copy of Confidential Information of the other Party solely for the purpose of determining future compliance with the terms of this Agreement.
     6.6 The obligations of each Party in this Article 6 shall in respect of Confidential Information relating to each Project, survive for a period of *** years from the date of completion or termination of such Project.
     6.7 Each of the Parties agrees that money damages may not be an adequate remedy for breach of this Article 6 and that, accordingly, either Party shall be entitled to seek injunctive or other equitable relief.
7. Intellectual Property
     7.1 Each Party acknowledges that the other Party owns or controls certain inventions, processes, know-how, trade secrets, improvements and other intellectual property which have been independently developed by each Party and which relate to that Party’s business or operations. It is acknowledged that the intellectual property owned or controlled by either Party on the date of this Agreement will remain the exclusive property of the owning or controlling Party, and except as expressly provided in this Agreement, no right under the intellectual property of the
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owning or controlling Party, by license or otherwise, is granted to the other Party by virtue of this Agreement.
     7.2 All data and laboratory results directly related to a Project (“Data”) supplied to Ventana by Clovis, or prepared or developed by Ventana in the course of providing Services, shall be ***. Data shall be ***.
     7.3 The parties agree that, subject to clause 7.4 below, with respect to all inventions and discoveries that are developed by a Party and are directly related to a Project, whether or not patentable or copyrightable, and all intellectual property rights therein and thereto (collectively, “Project Inventions”):
     7.3.1 Clovis shall exclusively own all right, title and interest, including, without limitation, all intellectual property rights, in and to any Project Inventions that are developed, created, discovered, conceived, or reduced to practice solely by employee(s) and/or consultant(s) of Clovis, or by employee(s) and/or consultant(s) of Clovis and a third party (“Clovis Project Inventions”).
     7.3.2 Ventana shall exclusively own all right, title and interest, including, without limitation, all intellectual property rights, in and to the assays or diagnostics developed by Ventana, and to any Project Invention created, discovered, conceived, or reduced to practice solely by employee(s) and/or consultant(s) of Ventana, or by employee(s) and/or consultant(s) of Ventana and a third party which do not incorporate Materials or Confidential Information provided by Clovis (“Ventana Project Inventions”). ***
     7.3.3 Clovis and Ventana shall each own an equal, undivided interest, including, without limitation, all intellectual property rights, in and to any Project Inventions that are developed, created, discovered, conceived, or reduced to practice jointly by employee(s) and/or consultant(s) of Clovis and employee(s) and/or consultant(s) of Ventana (hereinafter “Jointly-Owned Project Inventions”). ***
     7.4 Clovis acknowledges that Ventana possesses certain technical and conceptual expertise in the areas including but not limited to, certain computer software programs for image analysis of biological systems, immunohistochemistry, in situ hybridization, automated anatomic pathology systems, certain assays, diagnostic assay development expertise, diagnostic test kits including proprietary antibodies, statistical methodologies and other formulae and analytical techniques and laboratory services (“Pre-existing Ventana Proprietary Information”) that have been independently developed or obtained by Ventana prior to the date of this Agreement without the benefit of any information or materials provided by Clovis, and such Pre-existing Ventana Proprietary Information may be used by Ventana under or during the term of this Agreement in connection with Projects. Such Pre-existing Ventana Proprietary Information is and shall remain Ventana’s exclusive property. In addition, any improvements to Pre-existing Ventana Proprietary Information created by Ventana, its employees or agents, shall be the sole property of Ventana, whether or not created during the term of this Agreement or in connection with Projects; provided that such improvements do not rely on or incorporate Materials or Confidential Information provided by Clovis hereunder.
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If any Pre-existing Ventana Proprietary Information is required to make use of any deliverables provided to Clovis by Ventana in connection with a Project, upon request by Clovis, Ventana agrees to negotiate in good faith the terms of a non-exclusive reasonable commercial license to such Pre-existing Ventana Proprietary Information for the sole purpose of making full use of the Project deliverables for their intended purpose.
     7.5 In the event that Ventana develops a PMA hENT1 assay as a companion diagnostic to CO-1.01, and obtains FDA Regulatory Approval, and subsequently declines, refuses or is unable to undertake commercialization of the same, then in that event, Ventana shall enter into good faith negotiations with Clovis, ***
8. Term and Termination
     8.1 This Agreement will commence on the Effective Date, and shall continue for a period of three (3) years, or until terminated in accordance with clause 8.2 below. The obligations of the Parties under this Agreement will survive the expiration or termination of this Agreement as necessary to allow completion of a Project under an applicable Schedule that extends beyond this Agreement’s expiration or termination.
     8.2 This Agreement or any particular Project (and its corresponding Schedule) may be terminated by Clovis for any reason or no reason upon not less than *** days prior written notice. Ventana may also terminate this Agreement upon *** prior notice. In addition, Clovis or Ventana may terminate this Agreement or any Project immediately by written notice to other party, in the event of a material breach of this Agreement or such Project by the other Party, if the non-breaching Party shall have given written notice to the breaching Party specifying the nature of the breach and such breach shall not have been substantially cured within thirty (30) days after such notice of breach. Any termination by either Party for breach by the other Party shall be without prejudice to any damages or remedies to which it may be entitled from the other Party. Clovis or Ventana may terminate this Agreement or any Project immediately by written notice to the other party, if the other Party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against it (except for involuntary bankruptcies which are dismissed within ninety (90) days) or has a receiver or trustee appointed for substantially all of its property.
     8.3 Upon receipt of a termination notice under Section 8.2, the Parties shall promptly meet to prepare a close-out schedule, and Ventana shall cease performing all work not necessary for the orderly close-out of the applicable Services or the affected Project(s) or for the fulfillment of any regulatory requirements. Ventana shall *** conclude or transfer such Project(s), *** in accordance with all regulatory requirements. Clovis will pay Ventana any outstanding amounts due for Services performed in accordance with the Schedule(s) covering the Project(s) affected by such termination. Ventana will deliver to Clovis any Data or other deliverables to be provided by Ventana in connection with any terminated Project as they may exist as of the date of termination, unless otherwise agreed by the Parties. Clovis will pay for all actual, documented out-of-pocket reasonably incurred by Ventana to complete activities associated with the close-out of affected Project(s), including the fulfillment of any regulatory requirements (which will be billed consistent with the corresponding Schedule or, to the extent not provided for in a Schedule, in accordance with the budget in effect under the applicable Schedule as of the date of the termination notice).
     ***
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***
     8.5 The termination of this Agreement or any Project however arising, will be without prejudice to the rights and duties of the parties accrued prior to such termination. Articles 5 -10 shall survive termination of this Agreement or of any Project for whatever reason. Termination of this Agreement will not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.
9. Indemnification
     9.1 Ventana shall defend, indemnify and hold harmless Clovis, and its respective officers and employees (each a “Clovis Indemnified Party”), from and against all losses, damages, liabilities, settlements penalties, fines, costs and expenses (including reasonable attorney’s fees and expenses) to the extent the foregoing arise out of or result from any claim, lawsuit or other action or threat by a third party (each a “Liability”) arising out of any breach by Ventana of the representations or warranties under this Agreement, ***, or of Ventana’s ***, all save to the extent caused or contributed to by Clovis’s ***.
     9.2 Clovis shall defend, indemnify and hold harmless Ventana, and its respective officers and employees (each a “Ventana Indemnified Party”), from and against all losses, damages, liabilities, settlements penalties, fines, costs and expenses (including reasonable attorney’s fees and expenses) to the extent the foregoing arise out of or result from any claim, lawsuit or other action or threat by a third party (each a “Liability”) arising out of the use, manufacture, sale, development or research by Clovis or its licensees or transferees of deliverables provided by Ventana under this Agreement (including but not limited to drug-based product liability), all save to the extent caused or contributed to by Ventana’s *** breach of its obligations under this Agreement.
     9.3 Each Party’s agreement to indemnify, defend and hold the other harmless is conditioned on the indemnified Party: (i) providing written notice to the indemnifying Party of any claim, demand, cause of action or suit arising out of the indemnified activities within twenty (20) days after the indemnified Party has knowledge of such claim, demand or action (except that the indemnifying Party shall not be released from its indemnity obligation if the failure to notify the indemnifying Party within twenty (20) days does not materially prejudice the defense of such claim or suit); (ii) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim, demand, causes of action or suit; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim, demand, causes of action or suit; and (iv) not compromising or settling such claim, demand, causes of action or suit without the indemnifying Party’s prior written consent. Notwithstanding the foregoing, the indemnifying Party will not enter into any settlement that would adversely affect the indemnified Party’s rights hereunder or impose any obligations on the indemnified Party in addition to those set forth herein without the indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed. The indemnified Party will have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense. The indemnifying Party will not be responsible for any attorneys’ fees or other costs incurred other than as provided herein.
     9.4 Limitation of Liability. Neither Party shall be liable to the other Party for incidental, consequential or punitive damages arising out of or relating to this Agreement, whether those damages arise under contract, tort (including negligence) or another legal theory. If applicable law prevents enforcement of this Section, then this Section will be deemed modified to provide the maximum protection to each Party as is allowable under
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applicable law. The foregoing exclusion of damages will not limit (i) either Party’s indemnity obligations under this Agreement for third party claims, (ii) damages or liability arising out of either party’s intentional or knowing breach of the provisions regarding Confidential Information, or (iii) either party’s gross negligence or intentional misconduct (where “gross negligence” means the failure to perform a manifest duty in reckless disregard of the consequences as affecting the life or property of the other).
10. Representation and Warranties
     10.1 Each Party represents and warrants to the other that it is not bound by any other agreement which could prevent, or be violated by, or under which there would be a default as a result of, the execution and performance of this Agreement, and that the Parties or either of them will not enter into any such agreements during the term of this Agreement.
     10.2 Each Party warrants and represents to the other that neither it nor any of its employees: (i) are under investigation by any regulatory agency, medical ethics body or other agency or authority that regulates the marketing of pharmaceuticals or the medical or healthcare profession (“Regulatory Agency”) for debarment, discipline or disqualification nor are they presently debarred, disciplined or disqualified by any Regulatory Agency; and (ii) have been debarred, disciplined or disqualified by any Regulatory Agency and do not have a debarment, disciplinary or disqualification hearing pending. If during the term of this Agreement, either Party or any of a Party’s employees (A) comes under investigation by any Regulatory Agency for any debarment, disciplinary or disqualification action; or (B) becomes debarred, disciplined or disqualified, such Party will immediately notify the other Party and the Parties will discuss and agree upon a course of action to address the issue.
     10.3 THE REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR FOR NON-INFRINGEMENT OF A PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR FOR NON-INFRINGEMENT OF A PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHTS.
11. Force Majeure
     Neither Party shall be liable for failure or delay in performance under this Agreement due to causes such as an act of God, strike, lockout or other labor dispute, civil commotion, sabotage, fire, flood, explosion, acts of any government, any other causes not within the reasonable control of the Party affected (a “Force Majeure Event”). In the event either Party is unable to perform any of its obligations hereunder due to a Force Majeure Event, such Party shall promptly notify the other Party. Performance hereunder shall be promptly resumed after the applicable Force Majeure Event has been remedied, otherwise this Agreement may be terminated as provided in Article 8.
12. Notice
     All notices under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or by overnight courier service, to the following addresses of the respective Parties:
If to Clovis:
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Clovis Oncology, Inc.
2525 28th Street, Suite 180
Boulder. CO 80301
Attn: Chief Financial Officer
FAX: ***
If to Ventana:
Ventana Medical Systems, Inc.
1910 East Innovation Park Drive
Tucson, AZ 85755
Attn: Legal Department
Fax: ***
13. Governing Law
     The formation, existence, performance, validity and all aspects of this Agreement and of any Contract shall be governed by and construed in all respects in accordance with the laws of the state of Arizona.
14. Entire Agreement, Amendment or Variation
     This Agreement sets out the entire agreement and understanding between the Parties regarding the subject matter of this Agreement and supersedes all prior discussions, arrangements and agreements, whether oral or in writing or which may be inferred from the conduct of the Parties.
15. Validity/Severability
     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision which shall remain in full force and effect. The Parties shall use their reasonable efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.
16. Assignment
     This Agreement may be assigned by either Party to any corporate affiliate of such party or to any successor in interest by reason of any merger, acquisition, reorganization, or consolidation without the other Party’s consent. Any attempt by either Party to effect any other assignment without the consent of the other Party will be void and without effect.
17. Waiver; Modification of Agreement
     No waiver, amendment, or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.
18. Relationship of the Parties
     The relationship of the Parties is that of independent contractors.
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19. Independent Development
     Except as provided in Section 7 (Intellectual Property) and subject to Section 5 (Material Transfer) and Section 6 (Confidentiality), the business relationship contemplated by the Parties in this Agreement will not be construed as restricting Ventana’s ability to independently acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Ventana, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.
20. Use of Parties Names
     Neither Party shall make (or have made on its behalf) any oral or written release of any statement, information, advertisement or publicity in connection with this Agreement which uses the other party’s name, symbols, or trademarks without the other Party’s prior written approval.
21. Records
     Ventana agrees to maintain for a period of two years after the termination or expiry of this Agreement adequate records of, and copies of all receipts for expenses incurred in connection with, the performance of the Services and allow access to Clovis and its authorized representatives to inspect such records and receipts upon reasonable notice.
     IN WITNESS WHEREOF, this Agreement is executed, to be effective as of the Effective Date.

CLOVIS ONCOLOGY, INC.		VENTANA MEDICAL SYSTEMS, INC.

	/s/ Patrick J. Mahaffy		/s/ Doug Ward

By:	Patrick J. Mahaffy	By:	Doug Ward

Date:	March 23, 2010	Date:	25-MAR-2010
EXHIBIT A
FORM OF SCHEDULE
Clovis MSA 3-17-10

Schedule 1
To Master Services Agreement
INDIVIDUAL PROJECT AGREEMENT:
This Individual Project Agreement (IPA), effective as of the date of the last authorized signature below, includes the Scope of Work and Budget incorporated herein. By this IPA, Clovis authorizes Ventana to undertake on a Project-by-Project basis, in accordance with the terms of the Master Services Agreement between the parties dated 23 March, 2010 the laboratory services set forth in the Scope of Work and accompanying Budget. Services or verbiage in this IPA may be modified at any point with a mutually agreement upon signed addendum.
Roles and responsibilities:
Clovis contacts for the Projects are: ***
Ventana contacts for the Projects are: ***

Name	Title	Phone & Fax	Address	Email Address
***	Head of Molecular Diagnostics	***	***	***
***	Director Business Development	***	***	***
***	Senior Scientist	***	***	***
***	Project Manager	***	***	***
Ventana and Clovis will schedule a *** operations teleconference.
Clovis hENT1 BIOMARKER ASSAY PROJECT(S)
1)	Project 1: Antibody Screening

2)	Project 2: Develop a PMA ready Class 1 Exempt IVD automated in-vitro Diagnostic IHC assay for hENT1

3)	Project 3: Clinical utility testing of hENT1 in a phase II clinical trial

4)	Project 4: Preparation and submission of PMA Class 3 IVD application for hENT1 Companion Diagnostic
Commencement of each Project will only occur if Clovis finds results of previous Project acceptable, and provides written confirmation to Ventana to commence the next Project.
Project 1: Antibody Screening
1.0 Project Summary

INDIVIDUAL PROJECT AGREEMENT — CONFIDENTIAL
•	Companies: Clovis

•	Study Title: Screen hENT1 antibody for suitability on Ventana’s automated system.

•	Study Identification: Clovis hENT1 BIOMARKER PROJECT

•	Proposed Study Initiation Date: Feb 2010

•	Proposed Study End Date: March 2010

•	Primary Ventana Contacts: ***

•	Primary Clovis Contacts: ***
2.0 Experimental Plan
2.1 Screening
Ventana will perform the following activities for assays to be utilized in the Ventana Pharma Services Laboratory. Ventana will not necessarily rely on tissues sourced from Clovis. The expected performance criteria for the assay will be clearly expressed by the scientific teams at Clovis and Ventana. It is expected that Clovis will share all appropriate knowledge with the Ventana team to allow determination of which cell lines, tissues etc. will be most suitable for the development and analytical validation of the assay at each stage. These materials could be available from Ventana’s in house resources, shared from Clovis or may need to be procured. Procurement of materials may change timelines and will incur pass thru costs. In Ventana’s experience it is most efficient to identify these needs prior to commencing the assay development. The protocols for detection of hENT1 on Ventana’s automated staining platform which are developed under this contract will be transferred to Clovis. Reagents and kits are not produced from the prototype assays developed under this contract.
2.1.1 Screening
Ventana will screen the monoclonal hENT1 antibody generated by *** for suitability for immunohistochemistry and compatibility with Ventana’s automated immunohistochemistry platforms. This screen will consist of staining appropriate tissue specimens with the antibodies under experimental conditions which, in Clovis and Ventana’s experience, are likely to yield a signal.
If the antibody screening is successful, this antibody will be selected and an automated immunohistochemistry assay for use on Ventana’s platform will be developed and analytically validated.
If screening is not satisfactory then this will be communicated to Clovis and either 1) an additional antibody or antibodies will be screened upon mutual agreement of

INDIVIDUAL PROJECT AGREEMENT — CONFIDENTIAL
terms by Clovis and Ventana, 2) additional assay conditions will be tested upon mutual agreement of terms by Clovis and Ventana, or 3) the attempt will be declared a failure, and an Antibody Screening Failure worksheet will be completed.
Ventana will perform pre-analytical experiments to determine the optimal sample processing procedures (eg type of buffer, fixatives). Ventana will cut additional slides and look at the stability of the hENT1 epitope over time.
If Clavis is able to provide the blocking peptide or the sequence of the epitope, then Ventana will use this in its specificity testing.
3.1 Project Management
*** will function as the Ventana project manager for the Clovis hENT1 BIOMARKER PROJECT. Teleconferences will be scheduled at agreed upon intervals (eg weekly) to report on progress and make mutual decisions.
3.1 Inventory and Maintenance of Records, Slides and Blocks
Upon receipt of cell pellets, xenografts or other specimens from Clovis, Ventana will inspect the condition of the shipment and verify the identity of all specimens listed on the package manifest.
The information provided with the shipped specimens is logged into Ventana’s proprietary Oracle-based laboratory management system (LMS). All specimens will be appropriately labeled, tracked and stored in a secure locked area under proper conditions until analysis.
Ventana will retain under secure conditions all specimen blocks, stained and unstained slides, and documentation relevant to this project for a period of *** years after final payment in accordance with the provisions of the Master Service Agreement. This will include, but not be limited to: all experimental and data handling processes (SOPS); specific notations by which the Clovis data was generated and entered into a database; and the record layout and file transfer format as separately determined by Clovis and Ventana during the testing process. Additionally, notebooks with hard copy results, instrumentation calibration maintenance records for the contract period, specific validation methods and results, and any other records relevant to the project, will be maintained. At the end of this period, Ventana will contact Clovis to determine their requirements for further disposition of all records and specimen materials for the Clovis hENT1 BIOMARKER PROJECT.
4.0 SCHEDULE OF EVENTS

INDIVIDUAL PROJECT AGREEMENT — CONFIDENTIAL
Schedule: Antibody screening of hENT1 will be complete by *** The duration of this project is assumed to be approximately ***.
Unanticipated Delays: The immunohistochemistry process and analyses developed by Ventana involve the use of several instruments and many processing steps and reagents, any of which may fail unexpectedly. The quality controls and assurances in place at Ventana have been designed to identify discrepancies and problems soon after occurrence to allow for a quick response and resolution without impeding productivity. However, there may be unanticipated delays to obtaining high quality data and in delivering data reports because of some unusually difficult problems. Possible scenarios that may cause a delay include, but are not limited to:
•	Problems with quality, consistency, stability, or supply of antigen retrieval agents from an outside vendor (i.e. ficin) or from Ventana (i.e. citrate, EDTA, proteinase K)

•	Problems with quality, consistency, stability, or supply of primary antibodies from outside vendor or from Ventana

•	Problems with quality, consistency, stability of secondary and detection reagents from outside vendors or Ventana

•	Instrument failure (autostainers, microtomes, automatic cover-slipper, imaging microscope, etc.)

•	Loss of trained personnel due to attrition or illness
When Ventana experiences a problem that interferes with the generation of reproducible immunostaining and high quality data within the agreed upon timeline, Clovis will receive written notification detailing the issues, outlining the resolution steps, and updating the timeline. It stands to reason that if there is a failure that necessitates a repeated experimental run, additional sections will be needed from the affected specimens in order to complete the study. A tabulation of the additional sections required to complete the study will be communicated to Clovis.
Likewise, in the event that Clovis experiences delays in slide collection, or makes changes in that protocol that impacts Ventana’s responsibilities and planning, Ventana expects notification in order to update its resource commitments and timelines with possible re-negotiations if the anticipated impact is considered significant.

INDIVIDUAL PROJECT AGREEMENT — CONFIDENTIAL
5.0 BUDGET
***

INDIVIDUAL PROJECT AGREEMENT — CONFIDENTIAL
Project 2: Develop a PMA ready Class 1 Exempt IVD automated in-vitro Diagnostic IHC assay for hENT1
Specifications:
An automated in-vitro Diagnostic hENT1 IHC assay will be developed by Ventana for use in Clovis therapeutic clinical trials. This will be accomplished according to quality systems regulation (QSR) requirements under GMP conditions. The final deliverable will be an assay ready for use in a pivotal trial. A full development contract will be developed according to Ventana’s product development process. Key parameters to be defined in contract include, but are not limited to, schedule milestones, product requirements, project cost targets, and operational targets.
The key tasks include Design Goal (Feasibility phase), Design Input (Development), and Design Output (Implementation), the details of which are outlined in Appendix B.
Control cell lines will be acquired and grown for the development of this assay.
This process will not need to be repeated if additional tumor types are to be pursued.
Timelines:
Ventana will begin work on as much of the development steps as possible before receiving the hybridoma.
This development project will begin when the paperwork is signed and will end on or before *** months of the start date. A summary of the estimated time schedules once an agreement is signed is as follows:
Appendix A is a gantt chart that represents the timeline should Ventana receive the hybridoma by the data listed. Any delay in receiving the hybridoma will delay the timeline.
Appendix B includes additional details to the deliverables and milestones in the Design Goal, Design Input and Design Output portions listed above.
Appendix C includes the overview of hybridoma maintenance/storage and testing.

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Budget:
***

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Project 3: Clinical utility testing of hENT1 in a retrospective patient observational study and a prospective phase II clinical trial of patients with pancreatic cancer
1.0 Project Summary
•	Company: Clovis

•	Study Title: TBD

•	Study Identification: Evaluation of hENT1 in a retrospective patient observational study and a prospective phase II clinical trial

•	Purpose: Evaluation of Tissue biomarkers by INC assay in patient biopsies for hENT1

•	Assay(s) Requested: hENT1 IHC

•	Number of Specimens to be analyzed: ***

•	Maximum Number of Slides Needed for Analysis: TBD

•	Proposed Study Initiation Date: TBD

•	Proposed Study End Date: TBD

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2.0 Study Plan
2.1 Description of Study
Evaluation of hENT1 by an IHC assay in retrospective patient biopsies and a prospective phase II clinical trial of patients with pancreatic cancer
2.2 Sample Procurement
Clovis will procure baseline biopsies from patients for shipping to Ventana for use in this study. Ventana will provide detailed instructions for sample collection, labeling, and shipping will be provided with a supply of addressed shipping containers. A detailed description of tumor collection and shipment kits is provided in Appendix D for inclusion in study lab manual. Blocks and slides should be packed in ice or cold packs prior to shipping priority overnight. If requested as a feature of this agreement, appropriate fixation (formalin) and storage (70% ethanol) solutions will also be provided for specimens. If available, a copy of the original pathology report containing the histopathological diagnosis should accompany each specimen (this will aid Ventana’s scientific reviewers and pathology consultants in their evaluation of the H&Es and in the association of specific immunostaining with disease pathology). Ventana is available to respond to any questions from the site regarding the administrative and technical issues pertaining to preparation of blocks/slides. In the event that Clovis experiences delays in patient recruitment or in the collection of appropriate specimens, Ventana expects notification in order to update its resource commitments and timelines. The desired specimen characteristics are: 1) Tissues fixed in neutral buffered formalin (NBF); 2) Blocks preferable to slides; 3) If slides are supplied, sections must be a) mounted on positively charged slides of the correct type, b) have been transferred to the slide in a water bath (not by tape), c) not have been baked (the slide containing the mounted specimen should not have been dipped in paraffin), and d) stored at 4 C in an airtight container prior to shipment.
A minimum of 2 slides would be required but 5 slides would be desired from each patient to conduct the analysis.
2.3 Accessioning, Processing and Analysis
After receipt and accessioning, specimens will be processed, embedded and have an H&E performed by a board-certified pathologist to ensure that the tissue is suitable for IHC. This will be completed within *** of receipt of the specimen. Ventana will complete testing on Saturday if necessary to achieve the *** turnaround time. However, if the specimen is received after *** from collection, then Ventana cannot be held to *** turnaround. The data report form will be sent to the site and to Clovis.
H&E stain and a positive control stain are used to evaluate the suitability of the tissue for immunohistochemical analysis. The requested staining will be performed as specified by Translational Diagnostics’ protocol #s listed below in Table, including a negative control. An appropriate positive control tissue is included in each staining run, as is a system control to verify system performance.

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Assay Protocol
Priority	Biomarker Target	Number
1	H & E
2	Vimentin	940
3.	hENT 1	TBD
4.	hENT 1 Negative	TBD
Data are collected in a format agreed upon by Clovis and Ventana or based on Ventana’s experience.
An appropriate scoring method will be developed based upon the literature and observational studies.
Subcellular localization (nucleus, cytoplasm, and/or cell membrane) of antibody reactivity will also be recorded.
Other methods may be used by Ventana’s pathologists to collect data if agreed upon by Clovis and Ventana. Specimens which are deemed by the pathologist to be uninterpretable will be recorded as such. Pathologists may also add comments for a more thorough interpretation of the specimen and/or staining.
A digital image quantification system may be used. Typically, mean optical density of staining in the expected subcellular compartment (of at least three fields per specimen, if possible) will be measured. Samples may be excluded from image analysis at Ventana’s discretion for the following reasons: staining pattern, specimen size, or condition of specimen. All excluded samples will be recorded as such.
A training set of specimens collected under conditions identical to those of the study may be necessary for algorithm refinement.
Manual pathology reads of staining of positive and negative controls are also recorded. A positive control antibody may be used to measure the following: tissue integrity, consistency of fixation, and/or staining capacity of the sample. A negative control, which may consist of either species matched immunoglobulin or antibody diluent, is used to measure background staining on a given specimen. The negative control may also be used to set the baseline OD for an imaging system.
There are multiple reviews throughout the immunostaining process carried out by Ph.D. or M.D. level staff, with a final analysis by a board certified pathologist.
Image analysis data from the microscope-based image analyzer are entered into the Translational Diagnostics proprietary LMS database. The images of the stained tissue sections that are captured by the analyzer during processing are downloaded to tapes on an as needed basis and stored in a secure location.
The interpretation of biomarker staining by the certified pathologist (percent positive cells and intensity determinations) is hand written on designated data collection sheets. All

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reports (written or electronic) and other experimental information or data are collected, verified, signed if appropriate, and stored in a designated project notebook in a fireproof locked cabinet at Ventana.
Ventana will transfer data to Clovis electronically in a format supported by Ventana or data will be burned onto a CD and sent by courier overnight. Ventana will export data from the LMS into an Excel spreadsheet. The Excel spreadsheet will be designed to satisfy Clovis regulatory needs and export will be validated to ensure data export accuracy. Project updates along with any new data will be transferred once a month. Clovis will also receive hard copies of all reports via express mail.
At any time during the study, if data corrections are required because of a Ventana error that is identified either at Ventana or at Clovis, an agreement between the parties will be drafted outlining the protocol and time line for making the necessary corrections. Upon completion of the corrected study or analysis, all data and a regenerated final report will be forwarded to Clovis in the agreed format at no additional charge. All corrected reports will be designated by a version number and date with clear explanation of the circumstances that led to an updated corrected data set being generated.
If Clovis requests a reassessment of a slide analysis that deviates from the standard procedures at Ventana, then upon agreement on the protocol, time line and additional charges, Ventana will make the requested revisions, regenerate the records, and forward the corrected files to Clovis in the agreed upon format. All revised reports will be designated with a version number, date of revisions, and a clear explanation of the circumstances that lead to an updated data set being generated.
2.4 Data Analysis and Report
At the completion of the project, data will be communicated to Clovis in Translational Diagnostics’ standard Study Report Package. A Study Report template is available on request.
2.5 Post-Study Analysis
After Ventana has reported the pathology scores and/or imaging data from the blinded read, a second nonblinded session can be arranged to examine the slides for any quantitative or qualitative information that may pertain to patient response (correlation with other (non IHC) biomarkers, DFS, PFS, tumor regression). A re-inspection of the slides (or subset of the slides) may reveal subtle differences in subcellular localization, morphology, or cell type specific staining which was not apparent in the initial read. Work performed is subject to per diem charges as in Section 5.0.
3.0 Logistics
3.1 Project Management

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*** will function as the Ventana project manager for the Clovis Biomarker project. Teleconferences will be scheduled at agreed upon intervals to report on progress.
3.2 Inventory and Maintenance of Records, Slides and Blocks
Upon receipt of specimens from clinical sites, Ventana will inspect the condition of the shipment and verify the identity of all specimens listed on the package manifest.
The information provided with the shipped specimens is logged into Ventana’s proprietary Oracle-based laboratory management system (LMS). All specimens will be appropriately labeled, tracked and stored in a secure locked area under proper conditions until analysis.
Ventana will retain under secure conditions all specimen blocks, stained and unstained slides, and documentation relevant to this project for a period of *** after final payment in accordance with the provisions of the Master Service Agreement. This will include, but not be limited to: all experimental and data handling processes (SOPS); specific notations by which the Clovis data was generated and entered into a database; and the record layout and file transfer format as separately determined by Clovis and Ventana during the testing process. Additionally, notebooks with hard copy results, instrumentation calibration maintenance records for the contract period, specific validation methods and results, and any other records relevant to the project, will be maintained. At the end of this period, Ventana will contact Clovis to determine their requirements for further disposition of all records and specimen materials for the Clovis Biomarker study.
4.0 SCHEDULE OF EVENTS
Schedule: CLINICAL TRIAL will begin Q2 2010 and is expected to enrolled the last randomized patient in ***.
Study Protocol: Upon acceptance of this individual project agreement, a study protocol will be developed to specify the methods to be used, batching of samples, pathology scoring, reporting of results and other relevant study details. This study protocol shall be submitted to Clovis for acceptance prior to receipt and analysis of any specimens.
Lab Manual: A laboratory manual will be developed with input from both Ventana’s project management team and Clovis. An example laboratory manual has been provided.
StudyTraining: Ventana will have personnel available investigator meetings and site training (Webex preferred when available).
Unanticipated Delays: The immunohistochemistry process and analyses developed by Ventana involve the use of several instruments and many processing steps and reagents, any of which may fail unexpectedly. The quality controls and assurances in place at Ventana have been designed to identify discrepancies and problems soon after occurrence to allow for a quick response and resolution without impeding productivity. However, there may be unanticipated

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delays to obtaining high quality data and in delivering data reports because of some unusually difficult problems. Possible scenarios that may cause a delay include, but are not limited to:
•	Problems with quality, consistency, stability, or supply of antigen retrieval agents from an outside vendor (i.e. ficin) or from Ventana (i.e. citrate, EDTA, proteinase K)

•	Problems with quality, consistency, stability, or supply of primary antibodies from outside vendor or from Ventana

•	Problems with quality, consistency, stability of secondary and detection reagents from outside vendors or Ventana

•	Instrument failure (autostainers, microtomes, automatic cover-slipper, imaging microscope, etc.)

•	Loss of trained personnel due to attrition or illness
When Ventana experiences a problem that interferes with the generation of reproducible immunostaining and high quality data within the agreed upon timeline, Clovis will receive written notification detailing the issues, outlining the resolution steps, and updating the timeline. It stands to reason that if there is a failure that necessitates a repeated experimental run, additional sections will be needed from the affected specimens in order to complete the study. A tabulation of the additional sections required to complete the study will be quickly communicated to Clovis.
Likewise, in the event that Clovis experiences delays in slide collection, or makes changes in that protocol that impacts Ventana’s responsibilities and planning, Ventana expects notification in order to update its resource commitments and timelines with possible re-negotiations if the anticipated impact is considered significant.
5.0 BUDGET
***

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***

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***

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***
Expansion Phase Specifications:
If required either for the inclusion in the NDA and/or the Pre-Market Approved (PMA) for a Class 3 IVD, Ventana will support the diagnostic testing of hENT1 in a Clovis-conducted clinical trial expansion of their prospective Phase II study. The costs to Clovis for analysis of such tissue samples by Ventana are in list below. Preparation and submission of PMA Class 3 IVD application to FDA will follow, in accordance with FDA regulations and guidelines.
***

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***

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***
Project 4: Preparation and submission of PMA Class 3 IVD application for hENT1 Companion Diagnostic
Project Plan Purpose:
To prepare, submit, and support PMA regulatory filing for the hENT1 IHC IVD.
Specifications:
Upon completion of the pivotal trial, Ventana will prepare and submit a PMA Class 3 IVD application with the FDA. Meetings with Regulatory agencies will have representation from Ventana, Clovis and/or Clovis-designated consultants.
Ventana will also perform the required tasks for a PMA Class 3 IVD product such as the development of control slides, packaging changes or package inserts.
Ventana will co-ordinate and resource an Inter-laboratory Reproducibility Study. This includes inter-pathologist variability analysis as per FDA guidelines.
Timelines and Fees:
Milestones and Cost Associated with a PMA FDA and CE Mark Submission for Pancreatic Cancer

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Estimated Time to
Milestones	Details	Complete	Cost
1. Preparation and Submission of courtesy submission to FDA for Companion Diagnostic hENT1 Assay (pre-IDE)	This includes FTE time from individuals on *Ventana’s Core Team. They will develop, submit and discuss a pre-IDE with the FDA for a future PMA submission	***	***
2. Perform statistical analysis of Companion Diagnostic hENT1 trial data	This includes FTE time from individuals on Ventana’s Core Team. Statistical analysis will be performed on all the data generated to ensure that the most robust data set can be achieved.	***	***
3. Databasing	Maintenance of data in a quality system that can be audited by the FDA for up to 10 years	***	***
4. Write Study Report for Companion Diagnostic hENT1 clinical trial	Ventana Core Team will be utilized to write a comprehensive study report from the data generated at all the sites and on all the samples	***	***
5. Preparation of PMA FDA application for Companion Diagnostic hENT1	Ventana’s Core Team will perform a full review of PMA ensuring that all the modules** have been completed.	***	***
6. Submission and support of FDA of PMA application to the FDA for Companion Diagnostic hENT1	Ventana’s regulatory group will submit the PMA application	***	***
7. Preparation of Technical File for CE Mark	Ventana’s Core Team will prepare the technical file ensuring module conformity	***	***
8. Preparation of Declaration of Conformity	Ventana’s Core Team will prepare and a Declaration of conformity for the product	***	***
9. Register Product Through Ventana’s Regulatory Group in Europe	Ventana will have its’ European regulatory group submit the declaration of conformity for CE mark	***	***

*	Ventana Core Team includes individuals from the following Ventana groups: regulatory, development, scientific affairs, statistics, clinical affair, medical affairs, quality, project management, marketing, manufacturing and members of the executive management team.

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**	There are multiple modules and the modules need to be consistent from module-to-module.
Subject to successful completion of all Projects contemplated by this IPA, the parties anticipate cooperating to commercialize the diagnostic assay.
A detailed version of the commercialization term sheet will be put in place prior to the end of Project 2.
PAYMENT TOTAL FOR IPA AND PAYMENT SCHEDULE
***
Invoicing and Payments:
Ventana will invoice Clovis monthly for all fees earned based on Services provided in the preceding thirty (30) day period, plus any authorized pass-through expenses incurred during that time period.
All payments are due net thirty (30) days upon receipt by Clovis
Invoices can be sent via e-mail, courier or U. S. Post (e-mail preferred with any backup documentation such as copies of receipts, etc. being scanned):
Clovis Clovis Oncology, Inc.
2525 28th Street, Suite 180
Boulder, CO 80301
Attn: Accounts Payable
Email:
All invoices must contain the following information:
•	Invoice Number

•	Invoice Date

•	Clovis Protocol Number

•	Clovis Contract Number

•	Department Name

•	Account Code

•	Project Code (if applicable)

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•	Description of Service with itemization

•	Total Amount Due

•	Payee Name and Tax ID Number

•	Payment Address

•	Contact Person for any Invoice Questions
All invoices will be paid by Clovis as follows:

•	Payee:	Ventana Medical Systems, Inc
•	Tax Payer ID#:	94-2976937
•	Address:	P.O. Box 3232
Carol Stream, IL 60132-3232

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AGREED AND ACCEPTED	AGREED AND ACCEPTED
Clovis Oncology, Inc.	Ventana Medical Systems, INC.

/s/ Patrick J. Mahaffy (Signature of Authorized Official)	/s/ Doug Ward (Signature of Authorized Official)

Patrick J. Mahaffy (Typed or Printed Name and Title)	Doug Ward, GMTD (Typed or Printed Name and Title)

March 23, 2010 (Date)	25-MAR-2010 (Date)

(Signature of Authorized Official — Procurement)

(Typed or Printed Name and Title)

(Date)

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Appendix A
***

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Appendix B
***

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***

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***

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***

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***

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***

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***

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***

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***

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***

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Appendix C
***

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***

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Appendix D: Clinical Sample Procurement & Collection Reagents/Kits
Archival Kit:
     Provided to the Institution
☐	Ventana requisition form

☐	Specimen labels

☐	Bio-Hazard bag for shipping Paraffin Block

☐	20 SuperFrost Plus Positively Charged microscope slides (depends on # of slides needed per study)

☐	4 slide containers (depends on # of slides needed per study)

☐	1 specimen kit foam padded boxes

☐	FedEx air bill

☐	Return shipping box
     Provided by the Institution
☐	Fine point permanent marking pen for labels

☐	Packing tape
Fresh Tumor Biopsy Kit:
     Provided to the Institution
☐	Ventana requisition form

☐	Specimen labels

☐	One 60 ml pre-filled polypropylene container that contains 30 ml of 10% neutral-buffered formalin

☐	One tissue cassette

☐	One 60 ml polypropylene container 95kPa approved

☐	Parafilm

☐	Specimen kit box (Foam Padded)

☐	Plastic document bag for the completed study requisition form

☐	Plastic bio-hazard bag for the polypropylene container and tissue cassette

☐	FedEx air bill

☐	Return shipping box

☐	Vermiculite — packaging

☐	Return package label to be place on outside of shipping box — “Package Conforms to 49 CFR 173.4”
     Provided by the Institution
☐	Biopsy surgical tools (per institutional and protocol procedures)
☐	Ethanol — V W R — EM-EX0281-1 (product number) — This is 70% Ethanol

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